UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 13, 2024

STAG INDUSTRIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts, 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common stock, $0.01 par value per share	STAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 13, 2024, STAG Industrial, Inc., a Maryland corporation (the “Company”), and its operating partnership, STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), entered into a note purchase agreement, dated as of March 13, 2024 (the “Purchase Agreement”), with the noteholders named therein. The Purchase Agreement provides for the future private placement of $175 million of senior unsecured notes, maturing May 28, 2029, with a fixed annual interest rate of 6.05%, $125 million of senior unsecured notes, maturing May 28, 2031, with a fixed annual interest rate of 6.17%, and $150 million of senior unsecured notes, maturing May 28, 2034, with a fixed annual interest rate of 6.30%. The notes are expected to be issued on or around May 28, 2024, subject to conditions.

Interest on the notes will be payable semiannually. The Borrower will be permitted to prepay at any time all, or from time to time any part of, the outstanding notes, in an amount not less than 5% of the aggregate principal amount of the notes then outstanding at (i) 100% of the principal amount so prepaid, and (ii) the Make-Whole Amount (as defined in the Purchase Agreement). The Make-Whole Amount is equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the notes being prepaid over the amount of such notes.

The Purchase Agreement contains a number of financial covenants substantially similar to the financial covenants contained in the Company’s unsecured credit facility, plus a financial covenant that requires the Company to maintain a minimum interest coverage ratio of not less than 1.50:1.00. Subject to the terms of the Purchase Agreement and the notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal, Make-Whole Amount, as discussed above, or interest under the notes, and (ii) a default in the payment of certain other indebtedness of the Borrower, the Company or their subsidiaries, the principal and accrued and unpaid interest and the Make-Whole Amount on the outstanding notes will become due and payable at the option of the holders.

The Company and certain of its subsidiaries will guarantee the obligations under the notes, subject to release pursuant to the terms of the Purchase Agreement.

The Borrower intends to use the net proceeds from the issuance of the notes to repay indebtedness outstanding under the Company’s unsecured credit facility and for general corporate purposes, including funding future acquisitions. The notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Borrower offered and sold the notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The foregoing description of the Purchase Agreement and the notes does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement (including the form of note), attached hereto as Exhibit 10.1.

ITEM 2.03.              CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01.              FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Note Purchase Agreement, dated as of March 13, 2024, by and among STAG Industrial Operating Partnership, L.P., STAG Industrial, Inc. and the purchasers named therein.
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel and Secretary

Dated: March 18, 2024